Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Hersha Hospitality Trust:

We consent to the incorporation by reference in the registration statements (No. 333-82666, No. 333-113058, No. 333-142073, No. 333-142075, No. 333-147113, No. 333-156661, No. 333-163123, No. 333-167891,No. 333-169658, No. 333-187239, No. 333-196175) on Form S-3 and (No. 333-122657, No. 333-151314, No. 333-179847, No. 333-196181) on Form S-8 of Hersha Hospitality Trust and subsidiaries of our reports dated February 17, 2016,  with respect to the consolidated balance sheets of Hersha Hospitality Trust as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the annual report on Form 10-K of Hersha Hospitality Trust.    Our report dated February 17, 2016 contains an explanatory paragraph that states the Company has changed its method of reporting discontinued operations as of January 1, 2014.

/s/ KPMG LLP

Philadelphia,  Pennsylvania

February 17, 2016